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                                                            EXHIBITS 5 and 24(b)



                                       September 9, 1996
York Research Corporation
280 Park Avenue
Suite 2700 West
New York, New York  10017

    Re:  Registration Statement on form S-8 (the
         "Registration Statement") - The York Research
         Corporation Employee Stock Ownership Plan and Trust
         ---------------------------------------------------

Gentlemen:

         We have been acting as your counsel in connection with the preparation and filing of a Form S-8 Registration Statement with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 250,000 shares of the Common Stock, par value $.01 per share ("Common Stock"), of York Research Corporation, a Delaware corporation (the "Company"), in connection with the sale of the Common Stock by the Company's Employee Stock Ownership Trust (the "ESOP Trust").

         As counsel to the Company, we have examined such corporate records (including the Registration Statement and the Exhibits thereto), such documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

         Based on and in reliance of the foregoing, we advise you that in our opinion the Common Stock issued by the Company and sold to the ESOP Trust is, and will remain, upon the sale by the ESOP Trust of the Common Stock in accordance with the terms and provisions of the Registration Statement, validly issued, fully paid and non-assessable.

         We hereby consent to the use and filing of this opinion as an exhibit to the Registration Statement on Form S-8 and to all references to this firm in the Registration Statement.

                                       Sincerely yours,


                                       MOSES & SINGER LLP